UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 9, 2009

LAS VEGAS SANDS CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

On November 2, 2009, Sands China Ltd., a recently formed indirect subsidiary of Las Vegas Sands Corp. (the “Company”), posted a Web Proof Information Pack (the “Initial WPIP”) on the website of The Stock Exchange of Hong Kong Limited (the “SEHK”) in connection with the completion of the listing committee hearing process for the proposed listing of the shares of Sands China Ltd. on the Main Board of the SEHK (the “Listing”) in accordance with the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange and other applicable requirements of the SEHK (collectively, the “Hong Kong Listing Rules”).

Sands China Ltd. was formed to hold the Company’s Macau operations in connection with the Listing. Upon completion of certain corporate reorganization transactions being entered into in connection with the Listing, Sands China Ltd., through its operating subsidiaries, will be a developer, owner and operator of integrated resorts and casinos in Macau.

The posting of the Initial WPIP was carried out for the purpose of providing information to the public in Hong Kong and was prepared in accordance with the Hong Kong Listing Rules. On November 2, 2009, the Company filed a Current Report on Form 8-K in order to furnish the Initial WPIP, which was concurrently posted on the website of the SEHK.

On November 9, 2009, Sands China Ltd. posted a revised Web Proof Information Pack on the website of the SEHK (the “Revised WPIP”). The Revised WPIP is attached herewith as Exhibit 99.1. The Revised WPIP is in draft form and the information contained in the Revised WPIP is incomplete and subject to change, which changes may be material.

The Revised WPIP contains certain information about the Company’s operations in Macau, which will be owned by Sands China Ltd. following the completion of Sands China Ltd.’s on-going corporate reorganization.

The Revised WPIP includes specific information relating to project financing commitments to recommence development and construction on Parcels 5 and 6 of the Company’s Cotai Strip development in Macau. Venetian Orient Limited (“VOL”), which will be a wholly owned indirect subsidiary of Sands China Ltd. upon completion of certain reorganization transactions described in the Revised WPIP, has been seeking commitments for project financing in the aggregate targeted amount of US$1.75 billion to finance a portion of the total project costs expected to be incurred in relation to the recommencement of the development and construction of phases 1 and 2 of the integrated resort on Parcels 5 and 6. In connection therewith, VOL recently received commitments from a group of commercial banks and financial institutions to provide project financing of an aggregate principal amount of US$1.45 billion. VOL is also actively seeking to obtain commitments from other commercial banks and financial institutions to provide additional project financing in the aggregate principal amount of up to US$300 million. Any project financing obtained by VOL will require Sands China Ltd. or one of its operating subsidiaries to contribute additional funds necessary to cover the balance of the total project costs required to complete phases 1 and 2 of the integrated resort project on Parcels 5 and 6. For further details, including the material terms of the commitments, see pages 145-147 of the attached Revised WPIP.

The Revised WPIP also includes other general information relating to Sands China Ltd.’s business operations, risk factors associated with such business operations, draft audited and unaudited financial information, prospective combined financial information for the fiscal year ending December 31, 2009, including an adjusted EBITDAR forecast (collectively, the “Profit Forecast”), management’s discussion and analysis of financial condition and results of operations and property valuations. The draft audited and unaudited combined financial information and Profit Forecast contained in the Revised WPIP is presented in U.S. dollars and has been prepared in accordance with International Financial Reporting Standards (“IFRS”) in accordance with the Hong Kong Listing Rules. IFRS differs in certain material respects from Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The Revised WPIP does not include a discussion of the differences between IFRS and U.S. GAAP and does not contain a reconciliation of the

IFRS-based financial information to U.S. GAAP. The draft audited and unaudited combined financial information reported in the Revised WPIP also includes adjusted EBITDAR for Sands China Ltd., which is based on the underlying IFRS draft audited and unaudited combined financial information of Sands China Ltd., and differs from adjusted property EBITDAR as reported by the Company with respect to its Macau operating segments. The Profit Forecast for Sands China Ltd. is based on the draft audited combined financial information of Sands China Ltd. for the six months ended June 30, 2009, the draft unaudited combined financial information of Sands China Ltd. for the three months ended September 30, 2009 and a forecast of the consolidated results of Sands China Ltd. and its subsidiaries for the remaining three months ending December 31, 2009.

Sands China Ltd. does not intend to update the Profit Forecast or to publish similar profit forecasts in the future. PricewaterhouseCoopers, Certified Public Accountants, Hong Kong, the independent accountants for Sands China Ltd, has neither examined, compiled nor performed any procedures with respect to the Profit Forecast for the purpose of its inclusion in the Revised WPIP and, accordingly, PricewaterhouseCoopers does not express an opinion or other form of assurance on such information or its achievability. PricewaterhouseCoopers assumes no responsibility for, and denies any association with, the Profit Forecast. The draft PricewaterhouseCoopers report included in the Revised WPIP refers exclusively to Sand China Ltd.’s historical combined financial information as indicated in the draft report, and does not extend to the draft unaudited combined financial information and the Profit Forecast, other than the draft unaudited combined financial information for the six months ended June 30, 2008. Furthermore, the draft audited and unaudited combined financial information and the Profit Forecast included in the Revised WPIP were not prepared with a view to compliance with published guidelines of the U.S. Securities and Exchange Commission (the “SEC”) and the American Institute of Certified Public Accountants (the “AICPA”), for the preparation and presentation of prospective financial information. Accordingly, this information does not include presentations and disclosure of all information required by the AICPA guidelines on prospective financial information. This information is necessarily based upon a number of assumptions and estimates that, while considered reasonable by Sands China Ltd. based on information known by its management at the time the Revised WPIP was posted, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond the control of Sands China Ltd., and upon assumptions with respect to future business decisions that are subject to change, including the principal bases and assumptions set forth in the Revised WPIP. Accordingly, there can be no assurance that these results will be realized.

The Revised WPIP also contains a report from PricewaterhouseCoopers Ltd. on the limited assurance engagement on Sands China Ltd.’s anti-money laundering internal control system. The work performed by PricewaterhouseCoopers Ltd. is not in accordance with auditing standards or other standards and practices generally accepted in the United States of America or auditing standards of the Public Company Accounting Oversight Board (United States), and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

On November 9, 2009 in Hong Kong, Sands China Ltd. determined an offer price range in connection with the proposed offering of 1,870,000,000 ordinary shares (the “Shares”) of Sands China Ltd., comprising 1,270,000,000 shares to be offered by Sands China Ltd. and 600,000,000 shares to be offered by Venetian Venture Development Intermediate (II) (“VVDI (II)”), an indirect subsidiary of the Company, in connection with the Listing of the Shares, including an offer for subscription to the public in Hong Kong for cash. The Shares have a nominal value of US$0.01 per Share. After consummation of the proposed offering of the Shares and the transactions described in the Revised WPIP, but excluding up to 187,000,000 shares which may be sold by VVDI (II) pursuant to an over-allotment option, the Company estimates that it will beneficially own approximately 70% to 72% of the post-issuance capital base of Sands China Ltd., depending on the final offer price. The offer price will be not more than HK$13.88 (US$1.79) per Share and is currently expected to be not less than HK$10.38 (US$1.34) per Share, unless otherwise announced. The offer price will be subject to a brokerage fee of 1%, a transaction levy of 0.004% imposed by the Securities and Futures Commission of Hong Kong and a Hong Kong Stock Exchange trading fee of 0.005%.

The Revised WPIP also contains forward-looking statements including, without limitation, strategies regarding Sands China Ltd.’s business, development activities, capital structure following completion of its on-going corporate reorganization, other capital spending, financing sources, the Profit Forecast, the effects of regulation (including gaming and tax regulations) and strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources, the future development of its industry, competition and the future development of the general economy of Sands China Ltd.’s key markets. Such forward-looking statements are based on numerous assumptions regarding Sands China Ltd.’s present and future business strategy and the environment in which it will operate in the future and are not a guarantee of future performance. These forward-looking statements are subject to certain known and unknown risks, uncertainties and assumptions, which may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the Revised WPIP. These risks and uncertainties include, but are not limited to, recent disruptions in the global capital markets and Sands China Ltd.’s ability to obtain sufficient funding for its current and future developments in Cotai; its leverage, debt service and ability to maintain compliance with financial covenants in its debt agreements; increased competition and additional construction in Macau; and other risk factors described in the Revised WPIP, including those set forth under the heading “Forward-Looking Statements.” The forward-looking statements contained in the Revised WPIP reflect management’s current view with respect to possible future events and, subject to the requirements of applicable laws, rules and regulations, the Company and Sands China Ltd. do not have any obligation and do not intend to update or otherwise revise the forward-looking statements in the Revised WPIP, whether as a result of new information, future events or developments, or otherwise.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Revised Web Proof Information Pack, dated as of November 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 9, 2009

LAS VEGAS SANDS CORP.

By:	/S/ J. ALBERTO GONZALEZ-PITA
Name:	J. Alberto Gonzalez-Pita
Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	Revised Web Proof Information Pack, dated as of November 9, 2009